Exhibit 99.1

F: 410.427.8800
303 International Circle P: 410.427.1700 Suite 200 F: 410.427.8800 Hunt Valley, MD 21030

PRESS RELEASE –FOR IMMEDIATE RELEASE

OMEGA PROVIDES UPDATE ON COVID-19 IMPACT

HUNT VALLEY, MARYLAND – March 27, 2020 – Omega Healthcare Investors, Inc. (NYSE:OHI) today provided an update on the impact of COVID-19 on its business and operators.

Taylor Pickett, Omega’s Chief Executive Officer, stated, “We continue to closely monitor the impact of the COVID-19 pandemic on our operators and to support their efforts to manage this unprecedented challenge.  We are also heartened by the recent progress on statutory relief measures at the federal and state levels, including expanded Medicaid reimbursements, which we believe may offer meaningful support to our skilled nursing facility and assisted living facility operators working so hard to meet the needs of their residents.

“Based on discussions with our operators, we have been notified to date of 57 confirmed cases of the virus in our facilities, with 42 residents and 15 employees in 28 facilities that have been impacted.  All but one of the facilities are skilled nursing facilities, and the impacted facilities are located in 14 states and the United Kingdom.  In addition, many of our operators are experiencing significant cost increases as a result of the pandemic.  These increases primarily stem from elevated labor costs, including increased use of overtime and bonus pay, as well as a significant increase in both the cost and usage of personal protective equipment and supplies.    In terms of occupancy levels, we are seeing mixed impacts, with some operators reporting a modest decline and others seeing a slight uptick.

“While we have not, at this time, seen any material change in the financial performance of our business, we would note that our earnings guidance for 2020 does not include the potential impact of COVID-19.  This situation is rapidly evolving, and we expect to update our earnings guidance in conjunction with the release of our first quarter earnings.  In the meantime, we remain in frequent contact with our operators,  and believe they are working tirelessly to implement appropriate protocols, in line with CDC and CMS guidelines, to limit exposure and spread of the COVID-19 virus, including through use of daily screenings and isolation techniques.  In addition, we are hopeful that the recently announced government relief is administered rapidly to offset the sharp increase in costs that our operators are incurring to combat this crisis.

“Lastly, further to our recently announced partial draw on our revolving credit facility, we continue to take steps to enhance our capital position as a precautionary measure.  Today, we have approximately $315 million in cash on our balance sheet and $738 million in availability under our credit facility.  We have no significant bond maturities until August 2023.  In addition, we have entered into $400 million (notional amount) of 10-year interest rate swaps at an average swap rate of 0.8675% that expire in 2024, which provides us with significant cost certainty upon refinancing of our 2023 bond maturity. While we believe our actions to date provide us with significant liquidity and flexibility to weather a potential pronounced and prolonged impact to our business, we will continue to evaluate any additional steps that may be needed to maintain adequate liquidity.”

*   *   *   *   *   *

Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the US, as well as in the UK. More information on Omega is available at www.omegahealthcare.com.

FOR FURTHER INFORMATION, CONTACT

Matthew Gourmand, SVP of Investor Relations, at (410) 427-1705

________________________

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, facility transitions, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega's expectations. Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) the impact of healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (iii) the ability of operators and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective rent and debt obligations; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a REIT and the impact of changes in tax laws and regulations affecting REITs; (ix) Omega’s ability to sell assets held for sale or complete potential asset sales on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (x) Omega’s ability to re-lease, otherwise transition or sell underperforming assets on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (xi) the impact of COVID-19 on our business and the business of our tenants and the effect of economic and market conditions generally and other factors affecting our business or the businesses of our tenants that are beyond our or their control, including natural disasters, other health crises or pandemics and governmental actions, particularly in the healthcare industry; (xii) the potential impact of changes in the SNF and ALF market or local real estate conditions on the Company’s ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; (xiii) changes in interest rates; and (xiv) other factors identified in Omega’s filings with the SEC. Statements regarding future events and developments and Omega’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward looking statements.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.